Exhibit 99.1

Harbor Global Company Ltd.

One Faneuil Hall Marketplace

Boston, MA 02109

Tel: 617.878.1600

Fax: 617.878.1699

Contact: Donald H. Hunter

                617.878.1600

FOR IMMEDIATE RELEASE

HARBOR GLOBAL COMPANY LTD. DECLARES DIVIDEND OF APPROXIMATELY $851,000.

Boston, Massachusetts, October 27, 2005. On October 25, 2005, the Board of Directors of Harbor Global Company Ltd. (the “Company”) (OTC BB:HRBGF) declared a dividend of approximately $851,000 or $0.15 per share on the Company’s common shares. Pursuant to an Administration and Liquidation Agreement, Calypso Management LLC will receive a payment equal to approximately 10% of such dividend or approximately 1.5 cents per share. The balance of approximately 13.5 cents per share will be payable on November 22, 2005 to shareholders of record as of November 10, 2005.

This press release, as well as future oral and written statements of Harbor Global’s management, contain forward-looking statements within the meaning of the federal securities laws. All forward-looking statements are based on currently available information and management expectations and are subject to substantial risks and uncertainties that could cause actual results to differ materially from the results expressed herein. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statement include, but are not limited to, the following: economic, political and regulatory stability in Russia and Poland; the success of Harbor Global’s Russian real estate management and investment management operations; and Harbor Global’s ability to retain key officers and managers. Additional information concerning potential factors that could affect future financial results are detailed from time to time in Harbor Global’s periodic reports filed with the U.S. Securities and Exchange Commission. Harbor Global disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.